Exhibit 3.2

SIXTH AMENDED AND RESTATED BYLAWS

OF

BREAD FINANCIAL HOLDINGS, INC.

a Delaware corporation

(the “Company”)

(Adopted as of March 23, 2022)

SIXTH AMENDED AND RESTATED BYLAWS

OF

BREAD FINANCIAL HOLDINGS, INC.

ARTICLE I
OFFICES

Section 1.1     Registered Office.  The registered office of the Company within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company’s registered agent in Delaware.

Section 1.2     Additional Offices.  The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside of the State of Delaware, as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II
STOCKHOLDERS MEETINGS

Section 2.1     Annual Meetings.  Annual meetings of stockholders shall be held on such date, at such time and at such place as shall be determined by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 10.5.

Section 2.2     Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by (a) the chief executive officer or the president of the Company; (b) the president or the secretary pursuant to a resolution adopted by a majority of the Whole Board (as defined below); or (c) the secretary within 90 calendar days after the receipt of valid written requests by stockholders of record holding in the aggregate not less than 25% of our outstanding common stock, subject to the provisions of Section 2.5.2.  Such request shall state the purpose or purposes of the proposed meeting.  At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting.  Special meetings of stockholders shall be held on such date, at such time and at such place as shall be determined by the Board and stated in the Company’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 10.5.  “Whole Board” shall mean the total number of directors constituting the Board pursuant to the terms of Section 3.2 without regard to any current vacancies.

Section 2.3     Notices.  Written notice of each stockholders meeting stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting shall be given in the manner permitted by Section 10.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting.  Unless otherwise required by law, such notice shall be given by the Company not less than 10 nor more than 60 days before the date of the meeting.  If the notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Company’s notice of meeting (or any supplement thereto).  Any meeting of stockholders as to which notice has been given may be postponed or cancelled by the Board upon public announcement (as defined in Section 2.5.3) given before the date previously scheduled for such meeting.

Section 2.4     Quorum.  The presence at a stockholders meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the voting power of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws.  If a quorum shall not be present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.7 until a quorum shall attend.  The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5     Advance Notice for Business.

Section 2.5.1     Annual Meetings of Stockholders.  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5.1 and who is entitled to vote  at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.5.1.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.  Stockholders seeking to nominate persons for election to the Board must comply with Section 3.4 and Section 3.5, as applicable, and this Section 2.5 shall not be applicable to nominations.

(a)     In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company and such business must otherwise be a proper matter for stockholder action.  Subject to Section 2.5.1(d), a stockholder’s notice to the secretary with respect to such business, to be timely, must (x) comply with the provisions of this Section 2.5.1(a) and (y) be timely updated by the times and in the manner required by the provisions of Section 2.5.1(c).  A stockholder’s notice must be received by the secretary at the principal executive offices of the Company (a) not less than 120 days nor more than 150 days before the first anniversary date of the Company’s proxy statement in connection with the last annual meeting of stockholders, or (b) if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, or if the stockholder proposal is for a special meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend a time period) for the giving of a stockholder’s notice as described in this Section 2.5.1.

(b)     To be in proper written form, a stockholder’s notice to the secretary with respect to any business (other than nominations) must set forth (A) as to each such matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and (3) the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Company’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Company that are owned of record or are directly or indirectly owned beneficially by such stockholder and by any Stockholder Associated Person, (D) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (E) any proxy

(other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Company, (F) any short interest in any security of the Company held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.5 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) any rights owned beneficially by such stockholder or Stockholder Associated Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company, (H) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (I) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (J) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies in connection with the proposal.

(c)     A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5.1 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company (x) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(d)     The foregoing notice requirements of this Section 2.5.1 shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Company to solicit proxies for such annual meeting.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5.1, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5.1 shall be deemed to preclude discussion by any stockholder of any such business.  If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.5.1 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.5.1, such proposal shall not be presented for action at the annual meeting.  Notwithstanding the foregoing provisions of this Section 2.5.1, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Company to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

(e)     In addition to the provisions of this Section 2.5.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 2.5.1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5.2     Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting only pursuant to Section 3.4 or pursuant to a proper stockholder request as set forth in Article III(A)(5) of the Company’s certificate of incorporation that complies with the provisions of this Section 2.5.2.

(a)     To be in proper written form, a stockholder’s notice to the secretary with respect to any business (other than nominations) must set forth (A) as to each such matter such stockholder proposes to bring before the special meeting (1) a brief description of the business desired to be brought before the special meeting and any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and (3) the reasons for conducting such business at the special meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Company’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Company that are owned of record or are directly or indirectly owned beneficially by such stockholder and by any Stockholder Associated Person, (D) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (E) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Company, (F) any short interest in any security of the Company held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.5 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) any rights owned beneficially by such stockholder or Stockholder Associated Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company, (H) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (I) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (J) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a representation that such stockholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting, and (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies in connection with the proposal.

(b)     A stockholder providing notice of business proposed to be brought before a special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5.2 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company (x) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(c)     If the Board or the chairman of the special meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.5.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.5.2, such proposal shall not be presented for action at the special meeting.  Notwithstanding the foregoing provisions of this Section 2.5.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the Company to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

(d)     In addition to the provisions of this Section 2.5.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

(e)     To prevent duplicative or unnecessary meetings, the Board or the chairman of the special meeting may eliminate from consideration any stockholder proposals that (A) are identical or substantially similar to another item, other than election of directors, that was presented at any stockholder meeting held in the prior 12 months, as determined in good faith by the Board; (B) are received during the period beginning 120 days prior to the anniversary of the prior annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (C) are identical or substantially similar to another item that is, or will be, included in our notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 120 days of the receipt of the request, as determined in good faith by the Board; or (D) are regarding matters that, in the good faith judgment of the Board, are not time sensitive and may properly be addressed at the next annual meeting of stockholders.

(f)     A stockholder may revoke a request for a special meeting at any time by written notice delivered to the corporate secretary and, if, following such revocation, there remain requests from stockholders of record holding in the aggregate less than the requisite percentage of our common stock outstanding to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

(g)     Subject to the provisions of this Section 2.5.2, a special meeting shall be called within 90 calendar days after the receipt by the corporate secretary of valid written requests by stockholders of record holding in the aggregate not less than 25% of our outstanding common stock.

Section 2.5.3   Definitions. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release issued by the Company via a wire news distribution service comparable to PR Newswire, which newswire service broadly disseminates such press release for use by news organizations such as the Dow Jones News Service, Associated Press or comparable national news organizations or in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and “Stockholder Associated Person” shall mean for any stockholder (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

Section 2.6     Voting of Shares.

Section 2.6.1     Voting Lists.  The officer or agent who has charge of the stock ledger of the Company shall prepare, at least 10 days and no more than 60 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.6.1 shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.  If the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  If the meeting is to be held at a place, then the list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present.  If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 10.5, then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.6.1 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6.2     Votes Per Share.  Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

Section 2.6.3     Proxies.  Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for such stockholder by proxy.  Each proxy may be submitted by electronic transmission, including but not limited to, internet and telephone, with reasonable safeguards to verify the authenticity of the shareholder, or in writing, executed by the stockholder giving the proxy or by such stockholder’s duly authorized attorney.  No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or such stockholder’s legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.6.4     Required Vote.  When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority in voting power of the votes of all outstanding capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.6.5     Consents in Lieu of Meeting.  Any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

Section 2.6.6     Manner of Voting.  At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy.  If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 10.3.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Company can determine that the electronic transmission was authorized by the stockholder or proxyholder.  The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.7     Adjournments.  Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.3, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.8     Conduct of Meetings.  The chief executive officer shall preside when present at all annual and special meetings of the stockholders.  In the absence (or inability or refusal to act) of the chief executive officer, the chairman of the board shall preside when present at all meetings of the stockholders or in the absence (or inability or refusal to act) of the chairman of the board, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene, recess and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The secretary of each annual and special meeting of stockholders shall be the secretary or, in the absence (or inability or refusal to act) of the secretary, an assistant secretary so appointed to act by the chairman of the meeting.  In the absence (or inability or refusal to act) of the secretary and all assistant secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III
DIRECTORS

Section 3.1     Powers.  The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2     Number.  The number of directors constituting the Board shall not be less than six nor more than twelve, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the Board.

Section 3.3     Election. Except as provided in these Bylaws, each elected director shall hold office for a term of one year and each director elected or appointed to fill a vacancy shall hold office until the expiration of the term for which elected or appointed, and in each case until a successor has been elected and qualified or until his or her earlier death, resignation or removal.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3.1     Uncontested Election.  Except as provided in Section 3.3.2, each director shall be elected by a vote of the majority of the votes cast at an annual stockholders meeting.  For purposes of this Section 3.3.1, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  In an uncontested election, any incumbent director who is not elected because he or she does not receive a majority of the votes cast shall immediately tender his or her resignation for consideration by the Board.  The Board will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the Board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results. The Board may fill any vacancy resulting from the non-election or resignation of a director as provided in these Bylaws.

Section 3.3.2     Contested Election.  In a contested election, each director shall be elected by a plurality of the votes cast, which shall mean that the directors receiving the largest number of “for” votes will be elected in such contested election, at an annual stockholders meeting.  For purposes of this Section 3.3.2, a contested election means an election in which (i) as of the last day for giving notice of a stockholder nominee, a stockholder has nominated a candidate for director in accordance with the requirements of these Bylaws, and (ii) as of the date that notice of the annual meeting is given, the Board considers that a stockholder-nominated director candidacy has created a bona fide election contest.

Section 3.4     Advance Notice for Nomination of Directors.

(a)    Only persons who are nominated in accordance with the following procedures set forth in this Section 3.4 or Section 3.5 (providing for nomination through proxy access) shall be eligible for election as directors by the stockholders of the Company, except as may be otherwise provided by the terms of one or more series of preferred stock with respect to the rights of holders of one or more series of preferred stock to elect directors.  Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Company’s notice of such special meeting, may be made (i) by or at the direction of the Board, (ii) by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4 and who is entitled to vote in the election of directors at such meeting and (y) who complies with the notice procedures set forth in this Section 3.4, or (iii) in the case of an annual meeting of stockholders in accordance with Section 3.5 of these Bylaws.

(b)     In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 3.4, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.  To be timely, a stockholder’s notice to the secretary must (x) comply with the provisions of this Section 3.4(b) and (y) provide timely updates and supplements in accordance with the provisions of Section 3.4(e).  A stockholder’s notice must be received by the secretary at the principal executive offices of the Company (i) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the opening of business on the 150th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 150th day before the meeting and not later than the later of (x) the close of business on the 120th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the 150th day before the meeting and not later than the later of (x) the close of business on the 120th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting or special meeting shall not commence a new time period (or extend a time period) for the giving of a stockholder’s notice as described in this Section 3.4.

(c)    Notwithstanding anything in Section 3.4(b) to the contrary, if the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Company naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which such public announcement was first made by the Company.

(d)     To be in proper written form, a stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned of record or are directly or indirectly owned beneficially by the person, (D) any Derivative Instrument directly or indirectly owned beneficially by such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as they appear on the Company’s books, and the name and address of any Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Company that are owned of record or directly or indirectly owned beneficially by such Stockholder and any Stockholder Associated Person, (C) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (D) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Company, (E) any short interest in any security of the Company held by such stockholder or any Stockholder Associated Person (for purposes of this Section 3.4 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (I) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person, any proposed nominee or any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, (J) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person, or any person acting in concert therewith, was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant and (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)     A stockholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company (x) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).  In addition, at the request of the Board, a proposed nominee shall furnish to the secretary of the Company within 10 days after receipt of such request such information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and if such information is not furnished within such time period, the notice of such director’s nomination shall not be considered to have been timely given for purposes of this Section 3.4.

(f)     If the Board or the chairman of the meeting of stockholders determines that any nomination made pursuant to this Section 3.4 was not properly made in accordance with the provisions of this Section 3.4, then such nomination shall not be considered at the meeting in question.  Notwithstanding the foregoing provisions of this Section 3.4, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Company to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

(g)     In addition to the provisions of this Section 3.4, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 3.4 shall be deemed to affect any rights of any holders of preferred stock to elect directors pursuant to the certificate of incorporation or the right of the Board to fill newly created directorships and vacancies on the Board pursuant to the certificate of incorporation and these Bylaws.

Section 3.5     Nomination of Directors Through Proxy Access.

(a)     Subject to the provisions of this Section 3.5, if expressly requested in the relevant Nomination Notice (as defined below), the Company shall include in its proxy statement for any annual meeting of stockholders in addition to any persons nominated for election by the Board: (i) the name of any person nominated for election (the “Stockholder Nominee”), which Stockholder Nominee shall also be included on the Company’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board or its designee, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 3.5 (such Eligible Stockholder or group of Eligible Stockholders, a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board (subject, without limitation, to Section 3.5(e)(ii)), if such statement does not exceed 500 words; and (iv) any other information that the Company or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination of the Stockholder Nominee and any of the information provided pursuant to this Section 3.5.

(b)      (i) The Company shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting 20% of the total number of directors of the Company on the last day on which a Nomination Notice may be submitted pursuant to this Section 3.5 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) Stockholder Nominees whose nominations are subsequently withdrawn; and (B) Stockholder Nominees who the Board itself decides to nominate for election at such annual meeting. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submission of a Nomination Notice set forth in Section 3.5(d) but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 3.5 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Company, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Company’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 3.5(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, the Company: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and such Stockholder Nominee’s election will not be voted on at the annual meeting.

(c)     (i) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock of the Company used to satisfy the eligibility requirements in this Section 3.5(c) continuously for the three-year period specified in Section 3.5(c)(ii) below or (B) provides to the secretary of the Company, within the time period referred to in Section 3.5(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board or its designee reasonably determines acceptable.

(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 3.5 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, stock dividends or similar events) of shares of the Company’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide, together with the Nomination Notice documentation reasonably satisfactory to the Board or its designee that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for a given Eligible Stockholder that are set forth in this Section 3.5, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Company’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Company with the SEC prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 3.5, an Eligible Stockholder “owns” only those outstanding shares of the Company’s common stock as to which such Eligible Stockholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five business days’ notice and provides a representation that it (A) has recalled such loaned shares as of the date of the Nomination Notice or (B) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Company’s proxy materials and, in the case of either (A) or (B), will continue to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the Board or its designee. For purposes of this Section 3.5(d)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.  An Eligible Stockholder shall include in its Nomination Notice the number of shares it is deemed to own for purposes of this Section 3.5.

(v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)     To nominate a Stockholder Nominee pursuant to this Section 3.5, the Nominating Stockholder must submit to the secretary of the Company all of the following information and documents (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be timely if given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed by the Company (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii) immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iv) the written consent of each Stockholder Nominee to being named in the Company’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member): (A) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 3.4 of this Article III; (B) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Stockholder with respect to the Company’s securities; (C) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (D) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control of the Company; (E) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (F) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board; (G) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (H) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded (the “Stock Exchange Rules”); (I) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules; (2) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; (J) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 3.5(c); (K) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 3.5(c) through the date of the annual meeting; (L) details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates) of the Company, within the three years preceding the submission of the Nomination Notice; (M) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (N) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi) an executed agreement, in a form deemed satisfactory by the Board or its designee acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Company’s stockholders relating to one or more of the Company’s directors or director nominees or any Stockholder Nominee in connection with the annual meeting at which the Stockholder Nominee will be nominated with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Company, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Company and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, his or her, as applicable, obligations, agreements or representations under this Section 3.5; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Company, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 3.5(c), to promptly notify the Company; and

(vii) an executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, by the Stockholder Nominee: (A) to provide to the Company such other information, including completion of the Company’s director nominee questionnaire, as it may reasonably request; (B) that the Stockholder Nominee will act as a representative of all of the stockholders of the Company while serving as a director and has read and agrees, if elected, to serve as a member of the Board, to adhere to the Company’s Corporate Governance Policies and Code of Business Conduct and any other Company policies and guidelines applicable to directors; (C) that the Stockholder Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director of the Company that has not been disclosed to the Company prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (2) any Compensation Arrangement in connection with service or action as a director of the Company that has not been disclosed to the Company prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (3) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Company prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (4) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Company, with his or her fiduciary duties under applicable law; and (D) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

The information and documents required by this Section 3.5(d) to be provided by the Nominating Stockholder shall be (i) provided with respect to and executed by each group member of the Nominating Stockholder and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 3.5(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the secretary of the Company.

(e)     (i) Notwithstanding anything to the contrary contained in this Section 3.5, the Company may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely pursuant to this Section 3.5, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (A) the Company receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 3.4; (B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 3.5 or the Nominating Stockholder withdraws its nomination; (C) the Board determines that such Stockholder Nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with these Bylaws or the Company’s Certificate of Incorporation or any applicable law, rule or regulation to which the Company is subject, including the Stock Exchange Rules; (D) the Stockholder Nominee was nominated for election to the Board pursuant to this Section 3.5 at one of the Company’s two preceding annual meetings of Stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting, or received a vote of less than 20% of the shares of common stock entitled to vote for such Stockholder Nominee; (E) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (F) the Company is notified, or the Board or its designee determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 3.5(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board, or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 3.5; or (G) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted of a criminal proceeding within the past 10 years.

(ii) Notwithstanding anything to the contrary contained in this Section 3.5, the Company may omit from its proxy statement any information, including all or any portion of the statement in support of the Stockholder Nominee included in the

Nomination Notice, if the Board or its designee determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Company.

Nothing in this Section 3.5 shall be deemed to affect any rights of any holders of preferred stock to elect directors pursuant to the Company’s certificate of incorporation or the right of the Board to fill newly created directorships or vacancies on the Board pursuant to the Company’s certificate of incorporation or these Bylaws.  The Company may solicit against any Stockholder Nominee.  This Section 3.5 shall be the exclusive method of stockholders to include nominees for director in the Company’s proxy materials.

Section 3.6     Vacancies.  Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified.  If there are no directors in office, then an election of directors may be held in the manner provided by law.  If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the Whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office.  No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

Section 3.7     Removal.  Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, any director may be removed at any annual or special stockholders’ meeting upon the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company at that time entitled to vote thereon.

Section 3.8     Compensation.  Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director.  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV
BOARD MEETINGS

Section 4.1     Annual Meetings.  The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board.  No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2     Regular Meetings.  Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3     Special Meetings.  Special meetings of the Board (i) may be called by the chief executive officer or president and (ii) shall be called by the president or secretary on the written request of at least two directors or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given as provided in Section 10.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail.  If the secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting.  Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.  Except as may be otherwise expressly provided by applicable law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 10.4.

Section 4.4     Quorum; Required Vote.  A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the certificate of incorporation or these Bylaws.  If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5     Consent In Lieu of Meeting.  Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6     Chairman.  The board shall elect a chairman of the board from among the directors.  The chairman of each meeting of the Board shall be the chairman of the board or, in the absence (or inability or refusal to act) of the chairman of the board, the chief executive officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the chief executive officer or if the chief executive officer is not a director, a chairman elected from the directors present.  In the absence (or inability or refusal to act) of the chief executive officer, the chairman of the board shall preside when present at all meetings of the stockholders or in the absence (or inability or refusal to act) of the chairman of the board, such other person as shall be appointed by the Board.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1     Establishment; Standing Committees.  The Board may by resolution adopted by a majority of the Whole Board establish, name or dissolve one or more committees, each committee to consist of one or more of the directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  There shall exist the following standing committees, which committees shall have and may exercise the following powers and authority:

Section 5.1.1     Audit Committee.  The Audit Committee shall from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and all of its subsidiaries and to report its findings and recommendations to the Board for final action.  The Audit Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Audit Committee shall not be binding on the Board, except when, pursuant to the provisions of Section 5.2 hereof, such power and authority have been specifically delegated to such committee by the Board by resolution.  In addition to the foregoing, the specific duties of the Audit Committee shall be determined by the Board by resolution.

Section 5.1.2     Compensation Committee.  The Compensation Committee shall from time to time meet to review the various compensation plans, policies and practices of the Company and all of its subsidiaries and to report its findings and recommendations to the Board for final action.  The Compensation Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board, except when, pursuant to the provisions of Section 5.2 hereof, such power and authority have been specifically delegated to such committee by the Board by resolution.  In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board by resolution.

Section 5.2     Available Powers.  Any committee established pursuant to Section 5.1 hereof, including the Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by applicable law, the certificate of incorporation and these Bylaws, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.  Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware (the “DGCL”), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

Section 5.3     Unavailable Powers.  No committee of the Board shall have the power or authority to (1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (2) adopt, amend or repeal any provision in these Bylaws.

Section 5.4     Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 5.5     Procedures.  Time, date, place, if any, and notice, if any, of meetings of a committee shall be determined by such committee.  At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the certificate of incorporation, these Bylaws or the Board.  If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI
OFFICERS

Section 6.1     Elected Officers.  The Board shall elect a chief executive officer, a treasurer and a secretary (collectively, the “Required Officers”) having the respective duties enumerated below, and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

Section 6.1.1     Chief Executive Officer:  The chief executive officer shall have general supervision of the affairs of the Company and general control of all of its business, subject to the ultimate authority of the Board, and shall see that all policies, orders and resolutions of the Board are carried into effect.  The chief executive officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.  The chief executive officer shall preside when present at all meetings of the stockholders.  In the absence (or inability or refusal to act) of the chairman of the board, the chief executive officer (if he or she shall be a director) shall preside when present at all meetings of the Board or in the absence (or inability or refusal to act) of the chairman of the board, such other person as shall be appointed by the Board.

Section 6.1.2     President:  The president shall, subject to the authority of the chief executive officer and the Board, have general management and control of the day-to-day business operations of the company.  The president shall put into operation the business policies of the Company as determined by the chief executive officer and the Board and as communicated to the president by such officer or body.  The president shall make recommendations to the chief executive officer on all matters that would normally be reserved for the final executive responsibility of the chief executive officer.

Section 6.1.3     Secretary.  The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president.  The secretary shall have custody of the corporate seal of the Company and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.  The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature.

Section 6.1.4     Assistant Secretaries.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.5     Treasurer.  Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company.  The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as treasurer and of the financial condition of the Company.

Section 6.1.6     Assistant Treasurers.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.7     Divisional Officers.  Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers.  Any number of such offices may be held by the same person.  Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them.  The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he or she is an officer.

Section 6.2     Election.  All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

Section 6.3     Appointed Officers.  The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4     Multiple Officeholders; Stockholder and Director Officers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.  Officers need not be stockholders or residents of the State of Delaware.

Section 6.5     Compensation; Vacancies.  The compensation of elected officers shall be set by the Board.  The Board shall also fill any vacancy in an elected office.  The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6     Additional Powers and Duties.  In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7     Removal.  Any officer may be removed, either with or without cause, by a majority of the Whole Board, at any regular or special meeting of the Board.

ARTICLE VII
SHARE CERTIFICATES

Section 7.1     Certificated and Uncertificated Shares.  The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. The Company shall not have power to issue a certificate representing shares in bearer form.

Section 7.2     Multiple Classes of Stock.  If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the Company shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Company issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3     Signatures.  Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company.  The signatures of the officers of the Company may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4     Issuance and Payment.  Subject to applicable law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time.  Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Company in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time any certificate representing certificated shares or any uncertificated shares are issued.

Section 7.5     Lost, Destroyed or Wrongfully Taken Certificates.

(a)     If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Company shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Company has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Company, delivers to the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Company.

(b)     If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Company of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Company registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Company any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6     Transfer of Stock.

(a)     Subject to applicable law, if a certificate representing shares of the Company is presented to the Company with a stock power or other indorsement requesting the registration of transfer of such shares or an instruction is presented to the Company requesting the registration of transfer of uncertificated shares, the Company shall register the transfer as requested if:

(i)  in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)  (A) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)  the Company has received a guarantee of signature of the person signing such indorsement or instruction or such other reasonable assurance that the indorsement or instruction is genuine and authorized as the Company may request;

(iv)  the transfer does not violate any restriction on transfer imposed by the Company that is enforceable in accordance with Section 7.8(a); and

(v)  such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)     Whenever any transfer of shares shall be made for collateral security and not absolutely, the Company shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Company for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Company, both the transferor and transferee request the Company to do so.

Section 7.7     Registered Stockholders.  Before due presentment for registration of transfer of a certificate representing shares of the Company or of an instruction requesting registration of transfer of uncertificated shares, the Company may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Company, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Company.

Section 7.8     Effect of the Company’s Restriction on Transfer.

(a)     A written restriction on the transfer or registration of transfer of shares of the Company or on the amount of shares of the Company that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the Company to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)     A restriction imposed by the Company on the transfer or the registration of shares of the Company or on the amount of shares of the Company that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless:  (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent by the Company to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 7.9     Regulations.  The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares.  The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII
INDEMNIFICATION

Section 8.1     General.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.2     Actions by or in the Right of the Company.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3     Indemnification Against Expenses.  To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.4     Board Determinations.  Any indemnification under Sections 8.1 and 8.2 hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.5     Advancement of Expenses.  Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by law or in this section.  Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 8.6     Nonexclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.7     Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this section.

Section 8.8     Certain Definitions.  For purposes of this Section 8.8, (a) references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this section.

Section 8.9     Change in Governing Law.  In the event of any amendment or addition to Section 145 of the DGCL or the addition of any other section to such law that limits indemnification rights thereunder, the Company shall, to the extent permitted by the DGCL, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Section 8.10     Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX
INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

Section 9.1     Validity.  To the fullest extent permitted by law, any contract or other transaction between the Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his or her participation or vote in such meeting or authorization.

Section 9.2     Disclosure; Approval.  The foregoing shall, however, apply only if the material facts of the relationship or the interests of each such director, officer or stockholder are known or disclosed:

(a)   to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(b)    to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

Section 9.3     Nonexclusive.  This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

ARTICLE X
MISCELLANEOUS

Section 10.1     Place of Meetings.  If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Company; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 10.5 hereof, then such meeting shall not be held at any place.

Section 10.2     Fixing Record Dates.

(a)    In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 10.2(a) at the adjourned meeting.

(b)    In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is otherwise required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)    In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.3     Means of Giving Notice.

Section 10.3.1     Notice to Directors.  Whenever under applicable law, the certificate of incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone.  A notice to a director will be deemed given as follows:  (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Company, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prearranged, addressed to the director at the director’s address appearing on the records of the Company, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Company, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Company, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Company.

Section 10.3.2     Notice to Stockholders.  Whenever under applicable law, the certificate of incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL.  A notice to a stockholder shall be deemed given as follows:  (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Company, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prearranged, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Company, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder.  A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Company.  Any such consent shall be deemed revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary or to the Company’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 10.3.3     Electronic Transmission.  “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

Section 10.3.4     Notice to Stockholders Sharing Same Address.  Without limiting the manner by which notice otherwise may be given effectively by the Company to stockholders, any notice to stockholders given by the Company under any provision of the DGCL, the certificate of incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Company.  Any stockholder who fails to object in writing to the Company within 60 days of having been given written notice by the Company of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

Section 10.4     Waiver of Notice.  Whenever any notice is required to be given under applicable law, the certificate of incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, shall be deemed equivalent to such required notice.  All such waivers shall be kept with the books of the Company.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.5     Meeting Attendance via Remote Communication Equipment.

Section 10.5.1     Stockholder Meetings.  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)   participate in a meeting of stockholders; and

(b)   be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Company.

Section 10.5.2     Board Meetings.  Unless otherwise restricted by applicable law, the certificate of incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 10.6     Dividends.  Dividends on the capital stock of the Company, paid in cash, property or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

Section 10.7     Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.8     Reports to Stockholders.  The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

Section 10.9     Contracts and Negotiable Instruments.  Except as otherwise provided by applicable law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chief executive officer or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board.  Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

Section 10.10     Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board.

Section 10.11     Seal.  The seal of the Company shall be in such form as shall from time to time be adopted by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 10.12     Books and Records.  The books and records of the Company may be kept within and outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 10.13     Resignation.  Any director, committee member, officer or agent may resign by giving notice thereof in writing or by electronic transmission to the chairman of the board, the chief executive officer, the president or the secretary.  The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.14     Surety Bonds.  Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine.  The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the secretary.

Section 10.15     Proxies in Respect of Securities of Other Corporations.  The chief executive officer, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other entity to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.16     Amendments.  These Bylaws may be altered, amended, repealed or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting.  If the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, (a) the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby and (b) the affirmative vote of a majority of the Whole Board shall be required to adopt, amend, repeal or replace these Bylaws.

Section 10.17     Forum for Adjudication of Disputes.  Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 10.17.